Exhibit 99.1

Diamante Announces New Chief Financial Officer

KELOWNA, British Columbia, July 9, 2015 /CNW/ -- Diamante Minerals, Inc. (OTCBB: DIMN), a natural resource company focused on the diamond sector, today announced the appointment of Jennifer Irons as the company's new chief financial officer, replacing Chad Ulansky, who will continue to serve as Diamante's chief executive officer.

"Bringing Jennifer aboard as CFO is a natural progression for Diamante as the company moves forward from being an inactive shell to a full-fledged diamond exploration company," Ulansky said. "Jennifer's experience is well positioned to support the demands of Diamante's expanding activities, and we welcome her expertise to the team."

Ms. Irons is the CFO for Metalex Ventures Ltd., Cantex Mine Development Corp. and Northern Uranium Inc., all companies listed on the TSX Venture Exchange.

She is a graduate of the University of Alberta and obtained her chartered accountant. designation in 2006.

About Diamante Minerals

Diamante Minerals acquires, explores and develops mineral properties, and is currently focused on the Batovi Diamond Project, located to the north of Paranatinga in Mato Grosso, Brazil.

For more information, please contact:

Evan Pondel
PondelWilkinson Inc.
Tel: (310) 279-5980

To view the original version on PR Newswire, visit:http://www.prnewswire.com/news-releases/diamante-announces-new-chief-financial-officer-300110856.html

SOURCE Diamante Minerals, Inc.

%SEDAR: 00036575E

CO: Diamante Minerals, Inc.

CNW 08:01e 09-JUL-15